Exhibit 99.1


VALENCE TECHNOLOGY, INC.


COMPANY CONTACTS:
Lynette Holsapple                             Emilie Harris
Pierpont Investor Relations                   Lois Paul & Partners
Investor Relations Manager                    Media Relations Account Manager
(214) 557-9717                                (512) 638-5321



              VALENCE TECHNOLOGY REPORTS FINANCIAL RESULTS FOR THE
                       FIRST QUARTER OF FISCAL YEAR 2007

AUSTIN, TEXAS -- AUGUST 9, 2006 - Valence Technology Inc. (NASDAQ:VLNC), providers of Saphion(R) energy storage systems, the industry's first commercially available, safe, large-format lithium-ion rechargeable batteries, today reported results for the three-month period ending June 30, 2006.

FIRST QUARTER HIGHLIGHTS:

     o    Achieved positive Gross Margin.

     o Reduced operating expenses by 22 percent compared to first quarter fiscal last year.

     o Reduced operating cash flow by 38 percent compared to first quarter fiscal last year.

     o Increased large-format battery systems sales to 74 percent of the sales mix, compared to 37 percent for the prior year.

     o Shipped six new models of the U-Charge(R) Power System large-format lithium-ion batteries as well as a new Battery Management System (U-BMS) and battery discharge indicator (U-BDI).

"We are pleased with the results of our cost reduction programs over the last year and we are seeing the benefits of a lot of hard work by our team which is evidenced by our reaching a key goal of positive gross margin in the first quarter of fiscal 2007. The recent demand for our large-format Saphion(R) batteries further demonstrates that we are well positioned to gain market share in our core markets," said Dr. James R. Akridge, President and Chief Executive Officer of Valence Technology Inc. "We will remain focused on growing revenue, reducing costs and improving gross margins, while improving shareholder value."

FINANCIAL RESULTS
For the first quarter of fiscal year 2007, Valence Technology reported revenues of $3.2 million, compared to $3.4 million in the first quarter of fiscal year 2006. Revenue for the quarter was negatively impacted by production delays of the N-Charge small format battery, which was affected by the Underwriters Laboratories' recertification process. This created a backlog of N-Charge batteries which we expect to fulfill during the second quarter of fiscal 2007. The company reported a net loss available to common stockholders of $5.7 million, or $0.06 per basic and diluted share, in the first quarter of fiscal year 2007 compared to a net loss available to common stockholders of $8.2 million, or $0.09 per basic and diluted share, in the first quarter of fiscal year 2006, and a net loss available to common stockholders of $9.6 million, or $0.11 per basic and diluted share, in the fourth quarter of fiscal year 2006.

FIRST QUARTER FINANCIAL RESULTS CONFERENCE CALL AND WEBCAST
The Valence management team will host a conference call and live webcast to discuss first quarter fiscal 2007 financial results beginning at 4:00 p.m. ET on Tuesday, August 15, 2006. Investors and other interested parties may participate in the call by dialing (800) 946-0742 at least fifteen minutes prior to the call and entering pass code 7449250, or by listening to the live webcast, which can be accessed on the investor relations section of Valence's Web site, WWW.VALENCE.COM. A replay will be available by phone from 6:00 p.m. ET on Tuesday, August 15, 2006, through 12:59 p.m. ET on Monday, August 21, 2006. To access the replay, please dial (888) 203-1112 and enter pass code 7449250.

ABOUT VALENCE TECHNOLOGY INC.
Valence Technology develops and markets intelligent battery systems using its Saphion(R) technology, the industry's first commercially available, safe, large-format Lithium-ion rechargeable battery technology. Valence Technology holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion technology and lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, Las Vegas, Nevada, Mallusk, Ireland and Suzhou and Shanghai, China. Valence Technology is traded on the NASDAQ Capital Market under the symbol VLNC and can be found on the Internet at www.valence.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statements that we are positioned to realize better execution, improve gross margins, continue to reduce production costs and expenses, realize a strong year in both customer orders and revenue and our financial Guidance. Actual results may vary substantially from these forward-looking statements as a result of a variety of factors. Among the important factors that could cause actual results to differ are: the impact of our limited financial resources on our ability to execute on our business plan and the need to raise additional debt or equity financing to execute on that plan; our uninterrupted history of quarterly losses; our ability to service our debt, which is substantial in relationship to our assets and equity values; the pledge of all of our assets as security for our existing indebtedness; the rate of customer acceptance and sales of our products; the continuance of our relationship with a few existing customers, which account for a substantial portion of our current and expected sales in the upcoming year; the level and pace of expansion of our manufacturing capabilities; the level of direct costs and our ability to grow revenues to a level necessary to achieve profitable operating margins in order to achieve break-even cash flow; the level of our selling, general and administrative costs; any impairment in the carrying value of our intangible or other assets; our execution on our business strategy of moving our operations to Asia and our ability to achieve our intended strategic and operating goals; the effects of competition; and general economic conditions. These and other risk factors that could affect actual results are discussed in our periodic reports filed with the Securities and Exchange Commission, including our Report on Form 10-K for the year ended March 31, 2006, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

                                    - more -


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                    VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)

                                                                           June 30, 2006             March 31, 2006
                                                                       -----------------------     -------------------
ASSETS
Current assets:
      Total current assets                                                 $          11,624         $        8,292
                                                                       -----------------------     -------------------
   Total assets                                                            $          15,027         $        11,632
                                                                       -----------------------     -------------------

Liabilities, Preferred Stock and Stockholders' Deficit
Current liabilities:
      Total current liabilities                                            $          10,774         $        12,542
                                                                       -----------------------     -------------------
   Total liabilities                                                                  78,437                  79,234
                                                                       -----------------------     -------------------

   Redeemable convertible preferred stock                                              8,610                   8,610
                                                                       -----------------------     -------------------

   Total stockholders' deficit                                                       (72,020)                (76,212)
                                                                       -----------------------     -------------------

   Total liabilities, preferred stock and stockholders' deficit            $          15,027         $        11,632
                                                                       =======================     ===================



                    VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                    (in thousands, except per share amounts)


                                                                                  Three Months Ended
                                                                                       June 30
                                                                            2006                      2005
                                                                    -----------------------    -----------------------
Total revenues                                                      $      3,168                 $     3,405
Gross margin profit (loss)                                                    22                      (1,922)
Operating loss                                                            (4,160)                     (7,260)
Net loss available to common stockholders                                 (5,657)                     (8,196)
                                                                    =======================    =======================

Net loss per share available to common stockholders                 $      (0.06)                $     (0.09)
                                                                    =======================    =======================

